Exhibit 10.6

                            FIRST AMENDMENT TO LEASE


         THIS AMENDMENT (hereinafter referred to as this "Amendment") made the 29th day of February, 1996, between WESTERN PLAZA INVESTORS, L.P., a Delaware limited partnership (hereinafter referred to as "Landlord") whose address is 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234, and DEL WEBB CORPORATION, an Arizona corporation (hereinafter referred to as "Tenant") whose address is 6001 North 24th Street, Phoenix, Arizona 85016;

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant entered into a lease dated April 20, 1994 (hereinafter referred to as the "Lease"), whereby Lessee is presently in possession of premises containing 85,000 net rentable square feet of space (hereinafter referred to as the "Premises") in the building known as The Del Webb Building (hereinafter referred to as the "Building"); and

         WHEREAS, the parties hereto desire to clarify and amend certain responsibilities under the Lease and resolve certain disagreements that have arisen in interpreting provisions of the Lease; and

         WHEREAS, the parties hereto desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

         NOW, THEREFORE, Lessor and Lessee agree as follows:

         1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

         2. Landlord and Tenant hereby confirm that the Commencement Date of the Term of the Lease is December 1, 1994 and that the expiration date is November 30, 2004.

         3. Section 4.1(d) of the Lease shall be amended effective as of November 1, 1995 to read as follows:

                  "Cleaning. Tenant shall assume responsibility, and be reimbursed by Landlord as hereinafter provided, for providing cleaning services to the Leased Premises, which at a minimum shall be comparable to the standard of cleaning provided at other first-class office buildings in the Camelback corridor. For this purpose, Tenant shall engage a cleaning contractor or service acceptable to Tenant in its sole discretion. Tenant shall be directly and exclusively responsible for monitoring the performance of said contractor. In consideration of Tenant relieving Landlord of responsibility for providing cleaning services to the Leased Premises, Landlord shall pay to Tenant the sum of Fifty-five Thousand ($55,000) Dollars per year (the "Janitorial Allowance") in monthly installments in arrears of Four Thousand, Five Hundred and Eighty-three and 33/100's Dollars ($4,583.33) Dollars each on the tenth (10th) day of each month commencing on February 10, 1996. Tenant shall render Landlord a monthly bill for the installment of the Janitorial Allowance due each month. The annualized amounts paid by Landlord to Tenant on account of the Janitorial Allowance will be included in Operating Costs for the Base Year and each subsequent year during the Term. Except for payment by landlord of the Janitorial Allowance, Landlord shall have no responsibility or obligation with respect to rendering cleaning services to the Leased Premises. Tenant shall be solely responsible for the cost of such cleaning services to the Leased Premises, and Tenant shall indemnify, defend and hold Landlord harmless with respect to any and all claims or causes of action resulting from Tenant assuming the obligation of providing cleaning services to the Leased Premises, except to the extent proximately caused by the negligence or wilful misconduct of Landlord or its agents, servants, contractors or employees acting within the scope of their authority or employment."

         4. Tenant shall also assume, subject to reimbursement from Landlord as hereinafter provided, responsibility for providing landscaping services for the Land on which the Leased Premises are located, which at a minimum shall be comparable to the standard of landscaping services provided at other first-class office buildings in the Camelback corridor. Such landscaping services shall include, but not be limited to, regular maintenance and replacement of all grass, plants, trees, shrubs, other vegetation and landscape materials now on the Land; and such regular maintenance shall include, but not be limited to, watering, mowing, trimming and prevention of soil erosion, all to be performed as frequently as necessary to maintain the appearance of the Project as a first class office building in the Camelback corridor. For this purpose, Tenant shall engage a landscaping contractor or service reasonably acceptable to Landlord, and Landlord shall grant to Tenant and its landscaping contractor or service a nonexclusive right of ingress, egress and access over, under, across and upon the Land. Tenant shall be directly and exclusively responsible for monitoring the performance of said contractor. In consideration of Tenant relieving Landlord of responsibility for providing landscaping services to the Land, Landlord shall pay to Tenant the sum of Thirty-five Thousand, Five Hundred ($35,500) Dollars per year (the "Landscaping Allowance") in monthly installments in arrears of Two Thousand, Nine Hundred and Fifty-eight and 33/100's Dollars ($2,958.33) Dollars each on the tenth (10th) day of each month commencing on February 10, 1996. In addition, to the extent that aggregate annual landscaping costs actually incurred by Tenant exceed Thirty-five Thousand, Five Hundred ($35,500) Dollars per year and Landlord is able, using due diligence, to recover a portion of such excess landscaping costs directly attributable to landscaping services performed by Tenant from other tenants of the Project through the pass-through of Operating Costs to such tenants, Landlord shall pay the amounts so recovered over to Tenant. Tenant shall render Landlord a monthly bill for the installment of the Landscaping Allowance due each month. The annualized amounts paid by Landlord to Tenant on account of the Landscaping Allowance will be included in Operating Costs for the Base Year and each subsequent year during the Term. Landlord and Tenant acknowledge and agree that the Landscaping Allowance is intended to encompass the costs of maintenance and replacement of grass (including annual replanting of winter lawns), small plants and shrubs as well as the cost of mowing, trimming, watering and prevention of soil erosion. If, in order to maintain the appearance of the Project as a first class office building in the Camelback corridor, it becomes necessary, for reasons other than negligence or wilful misconduct of Tenant or its agents, contractors or employees, to replace any large shrubs, trees or large patches of winter lawn during any year subsequent to the Base Year, then Tenant shall replace such items at Tenant's expense, but the costs thereof shall be reported to and treated by Landlord as additional landscaping expenses included in Operating Costs for such year, and Landlord shall promptly reimburse Tenant for the portion of such costs so incurred by Tenant which exceeds Tenant's Project Share thereof (whether or not Landlord is able to recover such excess from other tenants of the Project through the pass-through of Operating Costs to such tenants). Tenant shall indemnify, defend and hold Landlord harmless with respect to any claims or causes of action resulting from Tenant's assuming the obligation of providing said landscape services, except to the extent proximately caused by the negligence or wilful misconduct of Landlord or its agents, servants, contractors or employees acting within the scope of their authority or employment. In the event Tenant does not perform landscape services consistent with maintaining the Project as a first class office building in the Camelback corridor, Landlord may takeover responsibility for furnishing said services, include any costs of providing said services as part of Operating Costs, and bill Tenant for a portion of such costs to the extent they exceed Thirty-five Thousand, Five Hundred ($35,500) Dollars per year equal to Tenant's Project Share.

         5. Tenant hereby agrees that it shall be solely responsible for the maintenance and repair of the landscaping irrigation system at the Project. In consideration therefor, Landlord hereby grants to Tenant an allowance in the amount of One Thousand ($1,000) Dollars per calendar year (the "Irrigation Allowance") toward the cost of irrigation system maintenance and repairs. As Tenant incurs out of pocket costs and expenses in connection with maintenance and repairs of said irrigation system, Tenant may submit to Landlord copies of paid invoices reflecting the amounts incurred by Tenant, and Landlord shall reimburse Tenant for such costs and expenses within thirty (30) days after receipt of Tenant's request for payment, the amount of such reimbursement in any calendar year not to exceed, however, the Irrigation Allowance. All such reimbursements by Landlord shall be Operating Costs pursuant to Section 3.2(C) of the Lease.

         6. (a) Landlord hereby agrees that as part of its Common Area maintenance requirement it shall perform the following services at the Leased Premises as provided in paragraph 6(b) through 6(e) below, all of which shall be Operating Costs pursuant to Section 3.2(c)of the Lease.

         (b) Landlord shall wash the exterior of all windows (including the roof windows) three (3) times per year pursuant to a schedule to be provided to Tenant. In addition, Landlord shall wash the exterior of the roof windows and all other windows a fourth (4th) time during the year on a date requested by Tenant upon not less than fifteen (15) business days written notice.

         (c) Landlord shall power wash the entrances to the Building and exterior balconies three (3) times per year pursuant to a schedule to be provided to Tenant. In addition, Landlord shall power wash those areas a fourth
(4th) time during the year on a date requested by Tenant upon not less than fifteen (15) business days written notice.

         (d) Landlord shall power wash the granite exterior walls of the Building one (1) time per year on one (1) of the same occasions that it power washes the entrances to the Building and exterior balconies.

         (e) Landlord shall power wash the garage floor three (3) times per year pursuant to a schedule to be provided to Tenant.

         (f) Landlord shall paint all exterior metal and stucco surfaces of the Project as necessary to maintain and preserve the appearance of the Project as a first class office building in the Camelback corridor.

         (g) To the extent that the frequency of services to be provided pursuant to paragraph 6(b) and 6(d) exceeds the frequency of such service, if any, provided in the Base Year, the imputed amount it would have cost to provide those services more frequently in the Base Year shall be added to Operating Costs for the Base Year.

         7. Section 4.1(e) of the Lease shall be amended by adding the following language at the end thereof:

                  "Landlord shall also inspect the Common Area at the beginning of each Building Day for general cleanliness and cause any debris to be removed from said Common Areas and the costs therefor shall be included as an Operating Cost."

         8. Landlord and Tenant hereby agree that the maintenance and repair of elevators in the Building serving the Tenant, to include the elevators which provides access to the garage, shall be the responsibility of Tenant who shall bear the entire cost thereof. Tenant shall maintain the elevators in accordance with all applicable state, federal and local rules and regulations. For this purpose, Tenant may enter into a maintenance and service agreement with U.S. ELEVATOR, MONTGOMERY

ELEVATOR or OTIS ELEVATOR, and Landlord shall grant to Tenant and its elevator service contractor a nonexclusive right of ingress, egress and access to the Project. The provisions of ARTICLE II, Section 6 of Exhibit C-I to the Lease pertaining to the filing of liens are herein incorporated and shall be applicable with respect to any maintenance or service performed on the elevators.

         9. Section 4.3 of the Lease shall be amended by adding the following at the end thereof:

                  "Except as specifically set forth herein, Landlord shall have no obligation to make any repairs, including but not limited to any equipment to service or redistribute Utility Service to the Leased Premises. However, in the event Tenant encounters a problem with any Utility Service which has been redistributed to the Leased Premises, Landlord shall use its best efforts to determine the source of the problem. In the event the source of such problem is outside the point of redistribution to the Leased Premises, Landlord shall repair or cause the problem with the Utility Service to be repaired (except to the extent the source of the problem is located within interior (as distinguished from exterior) space currently leased to another tenant that has not agreed to make such repairs or permit Landlord access to its space for the purpose of making such repairs, in which situation Landlord shall only be obliged to use best efforts to repair or cause the problem to be repaired). (Landlord represents to Tenant, however, that none of the equipment or lines required to distribute Utility service to the Lease Premises is located within any interior space currently leased to another tenant.) In the event the source of the problem is at or beyond the point of redistribution to Tenant, whether or not it is within the Leased Premises, Tenant shall be responsible for such repairs. For this purpose, Landlord hereby grants Tenant and its contractors a nonexclusive right of ingress, egress and access to the Project (but not to any interior space leased to another tenant that has not agreed to make such repairs or permit Landlord access to its space for the purpose of making such repairs), and agrees to make its personnel available in accordance with provisions of paragraph 12 of the First Amendment of this Lease so that Tenant may coordinate its repairs with the proper operation of the Plant."

         10. (a) Tenant has provided Landlord with a punchlist of alleged deficiencies which exist or existed in connection with the landscaping of the Land attached hereto as Annex I. Landlord has denied the existence of such deficiencies or its responsibility with respect to same. In order to resolve said dispute, and without acknowledging the existence of any deficiencies, Landlord hereby agrees to pay the sum of Three Thousand ($3,000) Dollars upon the signing of this Amendment in full satisfaction of all claims of Tenant in connection with landscaping of the Project. In exchange therefor, Tenant agrees to release Landlord from all claims which Tenant may now have against Landlord and any future claims with respect to Project landscaping (other than for payment of the Landscaping and Irrigation Allowances or other obligations provided for in paragraphs 4 and 5 of this Amendment). Furthermore, Tenant agrees to cure all deficiencies noted on Annex I at its sole cost and expense.

         (b) In addition to those items described in paragraph 10(a) above, Tenant has forwarded to Landlord certain letters identified on Annex II alleging that other defects exist or existed at the Leased Premises which Tenant alleges were Landlord's obligation. Landlord has denied the existence of such defects and/or its responsibility with respect to the same. In order to resolve said dispute, and without acknowledging the existence of any defects, Landlord hereby agrees to pay the sum of Fifteen Thousand ($15,000.00) Dollars upon the signing of this Amendment in full satisfaction of all claims of Tenant related to defects which exist or existed at the Leased Premises. In exchange therefor, Tenant hereby releases Landlord from any and all claims which Tenant may now have against Landlord and any and all claims Tenant may have in the future, whether or not raised in the letters identified on Annex II, relating to or resulting from any defects which exist or existed at the Leased Premises. Furthermore, Tenant agrees that any defect discovered after the signing of this Amendment shall be repaired or remedied at the sole cost and expense of Tenant. However, Landlord shall continue to be liable for Capital Repairs specifically assumed by Landlord pursuant to Section 4.3 of the Lease subject to the provisions set forth therein with respect to repayment therefor.

         11. Tenant shall assume sole responsibility for the maintenance and repair of all interior landscaping, including the pools and extensions on the east side of the exterior of the Building, in a manner comparable to that of other first class office buildings in the Camelback corridor. For this purpose, Landlord shall grant Tenant and its contractors a nonexclusive right of ingress, egress and access over, under, across and upon the Land, and Landlord shall pay to Tenant an allowance equal to Twelve Thousand ($12,000) Dollars per year (the "Pool Allowance") in equal monthly installments of One Thousand ($1,000) Dollars per month payable in arrears on the tenth (10th) day of each month commencing February 10, 1996. Tenant shall render Landlord a monthly bill for the installment of the Pool Allowance due each month. The annualized amounts paid by Landlord to Tenant on account of the Pool Allowance will be included in Operating Costs for the Base Year and each subsequent year during the Term. Landlord and Tenant acknowledge that the pools have had a chronic leakage problem which has required repeated minor repairs; and that the recurrence of leaks will not constitute a breach by Tenant of its obligation to maintain and repair the pools so long as Tenant promptly repairs, controls, mitigates, and/or manages the leaks as and when they reoccur.

         12. Landlord hereby agrees to make its on-site personnel available to Tenant for making minor repairs and changing light bulbs and ballasts to the extent said work is within said personnel's expertise. In the event Tenant utilizes such services it shall pay to Landlord as additional Rent within ten
(10) days of receipt of a bill, Landlord's cost plus ten (10%) percent for such bulbs, ballasts and other materials plus the current hourly rate charged by Landlord to tenants for use of its personnel computed at the hourly cost inclusive of benefits of operating said employee. Any payments so made allocable for the current hourly rate of employees whose salary is part of Project Operating Costs shall be a credit against Project Operating Costs in computing Tenant's Project Share of such Project Operating Costs.

         13. Wherever the Lease shall require the consent of Landlord, the following provisions shall apply.

         (a) Tenant shall request such written consent of the Landlord in the manner prescribed by Section 6.15 of the Lease.

         (b) Landlord shall have twenty-five (25) days from receipt of such notice to respond to such request.

         (c) In the event Landlord fails to respond within such twenty-five (25) day period, Tenant shall send a second copy of such notice to Landlord in the manner prescribed by Section 6.15 of the Lease.

         (d)In the event Landlord fails to respond to such second notice within seven (7) days of receipt, Landlord shall be deemed to have given its consent.

         14. Section 6.11(b)(i) and (ii) of the Lease shall be amended to read as follows:

                  "(b) By Tenant. The Tenant, at its cost, shall provide and keep in force during the Term of the Lease the following insurance:

                           (i) A commercial general liability policy in standard
                  form (containing the so-called "occurrence clause") against claims for personal injury and property damage occurring on, in or about the Leased Premises in the combined single limit amount of Three Million ($3,000,000) Dollars, and include an endorsement naming Landlord as an additional insured with respect to its vicarious liability for Tenant's operation, maintenance, use and control of the Leased Premises and Common Areas including but not limited to the assigned and unassigned Parking Areas. The commercial general liability policy shall be primary insurance coverage for Landlord with respect to any other insurance  Landlord  may have  available  for  such  vicarious
                  liability  and,  at  Tenant's   option,   may  provide  for  a
                  deductible amount or for a retention amount under a self-insurance program not exceeding Five Hundred Thousand ($500,000) Dollars per occurrence provided Tenant's net worth is and continues to be at least equal to One Hundred Million ($100,000,000) Dollars.

                           (ii) The policy of insurance  shall be from a company
                  rated in the A.M. Best Key Rating Guide with a policyholder's service rating of A- and a financial rating of X. The company shall be licensed by the State of Arizona and a true copy of the policy (or a certificate thereof) shall be delivered to the Landlord, together with evidence of the payment of the 20 premiums therefor, not less than fifteen (15) days prior to the Commencement Date of the Term. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant shall deliver to Landlord a certificate issued by the insurer confirming that the policy has been renewed."


         15. No credit, allowance or payment of any kind pursuant to the terms of this Amendment shall reduce Base Rental, Base Rental adjustments or additional Rent for purposes of computing the management fees under Section 3.2(c)(iii) of the Lease, and any payments made by Tenant, inclusive of any Landlord contribution, for services described in paragraphs 3 and 4 of this First Amendment shall be considered for purposes of calculating management fees payable to Landlord. Any installment of the Janitorial, Landscaping, Irrigation and/or Pool Allowances provided for in this Amendment which is not paid by Landlord within three (3) days after written notice from Tenant to Landlord and any Designated Parties specified in Section 7.7 of the Lease shall accrue interest and be subject to collection by Tenant as provided and subject to the limitations set forth in - the last two sentences of Section 7.7 of the Lease.

         16. Landlord agrees that Tenant shall have the right to construct and maintain, at Tenant's sole cost and expense, a covering over a portion of the existing parking area on the eastern side of the Project at the location set forth on Exhibit X attached hereto and made a part hereof; provided, however, that (i) that Tenant complies with all applicable governmental ordinances and regulations and receives all necessary governmental and ARIZONA BILTMORE ESTATES VILLAGE ASSOCIATION ("ABEVA") approvals required for the construction and maintenance of the covering; (ii) that the plans and specifications of the covering, as well as the contractors to perform said work, are approved in advance and in writing by the Landlord; and (iii) at the option of the Landlord exercised by at least ninety (90) days prior written notice to Tenant, at the end of the Term Tenant shall, at its sole cost and expense, remove the covering and promptly repair all damage to the parking area caused by such removal, said repairs to be performed in a good and workmanlike manner, in conformity with law, and in conformity with all applicable provisions of this Lease, such that the area involved be restored to the condition existing prior to the construction of the covering, reasonable wear and tear excepted. Tenant agrees that Tenant shall be responsible for paying for: (i) the costs of all electricity consumed within the covered parking area (now existing or to be constructed) and (ii) the costs of installing and maintaining the check meters measuring the consumption of electricity, including any necessary electrical wiring.

         Tenant agrees that, until the submeters are in place, Tenant shall pay for Tenant's electrical consumption with the parking area as determined by an independent electrical engineering consultant selected by the Landlord, but at Tenant's cost, who shall make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the covered parking area inclusive of an allocation of the costs of operating the plant to determine the average monthly electric consumption thereof. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount determined by said consultant as owing from the date that construction of the covering for the parking area commenced, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report until the electric check meters are in the rate schedule (including surcharges or demand adjustments), of the public utility servicing the area in which the Project is located, or the imposition of any tax with respect to such service or increase in any such tax following the commencement of the construction of the parking area covering, the payments due hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Tenant's surveyed usage as if a meter exclusively measuring such usage to the covered parking area was in place. Tenant covenants that it shall notify Landlord immediately upon the introduction of any equipment or lighting different from that in the covered parking area as of Landlord's electrical survey or in addition to the aforesaid equipment or lighting in the covered parking area as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Landlord's election, a resurveying of the covered parking area at Tenant's expense. Landlord reserves the right to inspect the covered parking area to insure compliance with this provision. Once the meters are in place, Tenant shall pay to Landlord the amount of electricity consumed as determined by said meter calculated at the rate structure then existing of the utility company supplying electrical energy to the Project, but adjusted to include an allocable share of the costs of operating the plant. The aforesaid amounts payable to Landlord with respect to electrical consumption shall be treated as Additional Rent due under the Lease.

         17. In accordance with Section 5.5 of the Lease and subject to compliance with applicable ABEVA and governmental restrictions and requirements, Tenant shall be permitted to install and maintain, at its sole cost and expense,
(a) a flagpole to fly one or more flags and (b) one or more exterior signs to identify the Building and Tenant's occupancy thereof, all in accordance with plans and specifications listed on Annex III previously submitted to Landlord for approval, which approval is hereby granted.

         18. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

         19. This Amendment shall not be binding upon Landlord's mortgage holder until approved or consented to by such mortgagee. Promptly after the execution and delivery of this Amendment, Landlord shall seek and use reasonable efforts to obtain approval of and/or consent to this Amendment from its mortgage holder. In the event such approval and/or consent is denied or not obtained within a period of sixty (60) days after the date of this Amendment, then this Amendment will be subject to cancellation by either party by written notice to the other party given within ninety (90) days after the date of this Amendment.

                                     Annex I
                                     -------

                           Landscape Punchlist Items
                           -------------------------


            1.        Arizona Biltmore Streetscape

                      - Add greater  variety  and  quantity of shrubs and ground cover per original plan)

            2.        Building Entry

                      - Add 1/4" sized rock ground cover to planters, both sides
                      - Add annuals
                      - Add  Oleanders  and Indian  Hawthorn  Ballerinas at wall location (per plan)
                      - Add Indian  Hawthorn  Ballerinas to planter at northwest
                        (per plan)

            3.        Building Southeast Corner

                      - Install additional ground cover between walk and planter

            4.        Building South Side

                      - Add 1/4" sized rock ground cover
                      - Provide  drain  inlet and pipe  installation  to resolve drainage issue

            5.        Building Southwest Corner

                      - Remove conduit and wire from planting bed

                      - Add natal plums at wing wall and by Building (per plan)

            6.        Building Northeast Corner

                      - Rework entire landscape to eliminate  erosion where rain falls

            7.        Generally

                      - Replace all substandard size 1 gallon and 5 gallon plants

                                    Annex II
                                    --------

               List of Letters describing alleged Building Defects
               ---------------------------------------------------


                                    Annex III
                                    ---------

             List of Plans and Specifications for Flagpole and Signs
             -------------------------------------------------------

                                       9